EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and all references to our Firm included in this registration statement on Form S-1 filed by American Medical Providers, Inc.

ARTHUR ANDERSEN LLP

Houston, Texas
March 6, 1998